EXHIBIT 10.21
                                                                   -------------


                                     WAIVER

         WAIVER (this "WAIVER"), dated as of March 10, 2005, to that certain SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "CREDIT AGREEMENT"; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement) dated as of February 12, 2004, first amended and restated as of March 3, 2004 and further amended and restated as of August 27, 2004, among PLY GEM INDUSTRIES, INC., a Delaware corporation ("U.S. BORROWER"), CWD Windows and Doors, Inc., a corporation organized under the federal laws of Canada ("CANADIAN BORROWER" and, together with U.S. Borrower, each a "BORROWER" and collectively the "BORROWERS"), PLY GEM HOLDINGS, INC., a Delaware corporation, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners, J.P. MORGAN SECURITIES INC., as co-arranger, JPMORGAN CHASE BANK, as documentation agent, DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as syndication agent, UBS LOAN FINANCE LLC, as swingline lender, and UBS AG, STAMFORD BRANCH, as issuing bank, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent for the Secured Parties and the Issuing Bank.


                              W I T N E S S E T H :

         WHEREAS, the Borrowers have been informed by their auditors that certain leases they believed to be operating leases must be accounted for as Capital Lease Obligations;

         WHEREAS, the Borrowers desire that the Lenders temporarily waive the applicability of Sections 6.01 and 6.02 of the Credit Agreement with respect to such leases;

         WHEREAS, pursuant to Section 11.02 of the Credit Agreement the Lenders desire to enter into this Waiver;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION ONE - WAIVER. Subject to the satisfaction of the conditions set forth in Section Two hereof, from August 27, 2004 through April 30, 2005 and only so long as the Carey Leases do not represent more than an aggregate of $36.0 million of Capital Lease Obligations, the Carey Leases shall be deemed to not constitute Indebtedness for purposes of Section 6.01 of the Credit Agreement and any Lien in connection with any Carey Lease that

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solely encumbers the property that is the subject of such lease shall be deemed to not constitute a Lien for purposes of Section 6.02 of the Credit Agreement.

         For purposes hereof, Carey Leases means singly and collectively (x) that certain Deed of Lease Agreement, made as of August 27, 2004, among PG (Multi-16) L.P., as Landlord, and Ply Gem Industries, Inc., MWM Holding, Inc., Great Lakes Window, Inc., MW Manufacturers Holding Corp., MW Manufacturers Inc., Napco Window Systems, Inc., Kroy Building Products, Inc., Napco, Inc., Thermal-Gard, Inc., and Variform, Inc., as Tenant, and (y) that certain Lease Agreement, made as of August 27, 2004, between PG-NOM (Alberta), Inc., as nominee for PG-Trust (DE), as Landlord, and CWD Windows and Doors, Inc., as Tenant.

         SECTION TWO - CONDITIONS TO EFFECTIVENESS. This Waiver shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Waiver executed by the Borrowers and the Required Lenders. The effectiveness of this Waiver (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

         SECTION THREE - REPRESENTATIONS AND WARRANTIES; COVENANTS. In order to induce the Lenders to enter into this Waiver, the Borrowers represent and warrant to each of the Lenders and the Agents that after giving effect to this Waiver, (x) no Default or Event of Default has occurred and is continuing under the Credit Agreement and (y) the representations and warranties made by the Borrowers in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

         SECTION FOUR - REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Except as expressly waived herein, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement.

         SECTION FIVE - COSTS, EXPENSES AND TAXES. The Borrowers agree to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Waiver (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 11.03 of the Credit Agreement.

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         SECTION SIX - EXECUTION IN COUNTERPARTS. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver.

         SECTION SEVEN - GOVERNING LAW. This Waiver shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.



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         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first above written.

                                           PLY GEM INDUSTRIES, INC.



                                           By: /s/
                                               -------------------------------
                                               Name:
                                               Title:



                                           CWD WINDOWS AND DOORS, INC.


                                           By: /s/
                                               -------------------------------
                                               Name:
                                               Title:




                                           -----------------------------------,
                                                    as a Lender





                                           By: /s/
                                               -------------------------------
                                               Name:
                                               Title: